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                CUSTOM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT


     This Custom Software Development and License Agreement (the "Agreement") is effective as of March 1, 1998 between College Resource Management, Inc., a Delaware Corporation, with its principal place of business at 801 W. Freeway Suite 850, Grand Prairie, Texas ("Licensee") and International Business Consulting, Inc. a Bahamas corporation ("Licensor").

                                    RECITALS

     WHEREAS, Licensee desires Licensor to create a custom computer program and user manual (the "Program") for the purpose of operating Licensee's business on Licensee's hardware; and

     WHEREAS, Licensor is willing and has the expertise and international technical resources and connections required to create the Program, subject to the License in favor of Licensee as set forth below; and

     WHEREAS, Licensee is willing to compensate Licensor for undertaking to create a custom software application suited to Licensee's needs,

     NOW THEREFORE, in consideration for the mutual promises, covenants, and agreements made below, the parties, intending to be legally bound, agree as follows:

                         LICENSE & DEVELOPMENT AGREEMENT

1. CREATION OF SPECIFICATIONS. Within thirty (30) days after the above date, the Licensor will provide the Licensee with flow charts and performance specifications for the Program. After the Licensor incorporates the Licensee's modifications, if any, the parties will approve, in writing, the final flow charts, performance specifications, and acceptance test standards (the "Final Specifications").

2.   PRICE, TERM, AND TERMINATION.

2.1 LICENSE FEES. As consideration for Licensor's development of the Program, Licensee shall pay to Licensor a quarterly license fee of One-hundred-twenty-five-thousand ($125,000) U.S. dollars during the term of the License created by this Agreement, as defined in Section 8 of this Agreement. Within thirty (30) days after the parties agree to the Final Specifications, the Licensee shall make an initial payment of Two-hundred-fifty-thousand ($250,000) U.S. dollars to Licensor as prepayment of the first two quarterly payments, representing the second and third quarters of 1998. Quarterly license fee payments shall be due and payable on the last day of each calendar quarter. A late fee of 1.5% per late payment shall apply to any overdue payments. A payment shall be considered overdue on the 30th calendar day after the due date.

2.2 TERM AND OPTION TO PURCHASE RIGHTS. The term of the License created by this Agreement shall be five (5) years. At the completion of the License term, Licensee shall have the option to purchase Licensor's full right, title, and interest in the software Program and any patents or copyrights obtained by Licensor on the Program for a purchase price of Five-hundred-thousand ($500,000) U.S. dollars. Licensee's option to purchase Licensor's rights to the software Program shall expire within ninety (90) days if not exercised by Licensee.

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2.3  Upon termination of this Agreement, Licensee shall return all magnetic or optical copies of the licensed Program and any documentation received. Licensee shall make no magnetic copies, and shall permanently erase all backup tapes or other magnetic storage devices which contain all or part of the Program.

3. CREATION OF THE PROGRAM. Within one-hundred-twenty (120) days after agreeing to the Final Specifications, the Licensor will create, test, and then deliver to the Licensee the software portion of the Program, that the Licensee will install onto its computer. A representative of the Licensor and the Licensee will then jointly perform an acceptance test. If the Program does not meet the Final Specifications, the Licensor will promptly correct and re-submit the Program for acceptance testing. When the Program performs in accordance with the Final Specifications, the Licensee will deliver to the Licensor a certificate of acceptance (see Exhibit A). Once the certificate of acceptance is delivered, the Licensor will prepare the applicable user manuals and deliver them within thirty (30) days after the date of the certificate of acceptance.

4. MODIFICATIONS. If the Licensee desires to modify the Final Specifications, it will notify the Licensor, and the Licensor will quote a price and revised timetable that will be incorporated into a change order signed by both parties.

5. TRAINING. Upon delivery of the Program to the Licensee, the Licensor will provide the Licensee with training of up to thirty (30) days, of the Licensee's employees in the use of the Program. Licensee will reimburse the Licensor for the reasonable out-of-pocket expenses incurred by employees of the Licensor (transportation, room, and board in connection with the training).

6. UPDATES AND ENHANCEMENTS. Although the Licensor is not obligated to update or enhance the Program, if it does it will promptly notify the Licensee who will have the right to acquire the updated material at the Licensor's regular and established prices.

7. OWNERSHIP OF THE PROGRAM. The entire right, title, and interest in the Program and all materials relating to the Program belong to the Licensor, subject to the license grant set forth in Section 8 of this Agreement.

8. LICENSE GRANT. The Licensor grants to the Licensee a non transferable, exclusive, worldwide right and license to use the Program for the Licensee's internal purposes only, subject to the terms of this Agreement (the "License"). This license shall in no way be construed to confer rights to develop derivative works of the Licensed Software, or to make improvements, additions, revisions, alterations, or other modifications to the Licensed Software without the prior written consent of the Licensor.

9. MULTIPLE COPIES. For its internal purposes only, the Licensee may make copies of and use the Program on as many computers and terminals as it owns or leases.

10. TRANSFER OF LICENSEE'S LICENSE. The Licensee does not have the right to sell or otherwise transfer its copies of the Program or the license granted in
Section 8 without the express written consent of the Licensor, except in connection with a merger or the sale of all or substantially all of its assets. In the event of such a merger or sale, the permitted successor must notify the Licensor of its succession to the Licensee's rights and agree in writing to be bound by the terms of this Agreement.

11. LABELS. Each copy of the Program must be conspicuously labeled or otherwise marked in such a manner that indicates that the material is the property of the Licensor and may not be

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used or copied except as permitted by this Agreement.

12. DEFECTS. In the event of any defect in the Program within two (2) year(s) after the date of the certificate of acceptance, the Licensee will notify the Licensor in writing. At no charge, the Licensor will then take prompt action to remedy and correct any failure of the Program to meet the Final Specifications. However, if the Licensee makes modifications to the Program, the remedy set forth in this Section (12) will not apply.

13. WAIVER OF WARRANTY. Aside from the warranty made in Section 12 above, the Licensor makes no other warranty of any kind, express or implied, including, without limitation, warranties of merchantability. The Licensor will not be liable for any damages, whether direct, indirect, special, or consequential. The Licensee agrees that the programs are not consumer goods for purposes of federal or state warranty laws.

14. ASSIGNMENT. Licensee may not assign its rights under this Agreement, or the license created by this Agreement without the express written consent of the Licensor.

15.  GENERAL PROVISIONS.

15.1 WAIVER, AMENDMENT, MODIFICATION. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement will constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, that waiver will be effective only with respect to the specific obligation described in that waiver.

15.2 SETTLEMENT OF DISPUTES.

15.2.1 INJUNCTIVE RELIEF.

15.2.2 The Licensee agrees that if any unauthorized Program copy is made or if the Program is used in violation of this Contract, the Licensor will have the right to obtain an injunction against that unauthorized copying or use, in addition to any other rights and remedies to which the Licensor may be entitled.

15.2.3 Each party acknowledges and agrees that if there is any material breach of this Agreement, including, without limitation, unauthorized use or disclosure of confidential information or other information of the other party, the non-breaching party will suffer irreparable injury that cannot be compensated by money damages and therefore will not have an adequate remedy at law. Accordingly, if either party institutes an action or proceeding to enforce the provisions of this Agreement, such party will be entitled to obtain such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. These will be in addition to and without prejudice to such other rights as such party may have in law or in equity.

15.2.4 Any dispute, controversy, or claim arising out of or related to this Agreement, or the

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creation, validity, interpretation, breach, or termination of this Agreement that has not been resolved amicably among the parties by mediation, will be submitted to binding arbitration using the following procedure:

15.2.5 The arbitration will be held in the United States, at a location mutually convenient to the parties, before a panel of three arbitrators. Either party may demand arbitration in writing, serving on the other party a statement of the dispute, controversy, or claim, and the facts relating to it, in reasonable detail, and the arbitrator nominated by that party. Within thirty (30) days after such demand, the other party will name its arbitrator, and the two arbitrators named by the parties will, within ten (10) days, select a third arbitrator. The arbitration will be governed by the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), except as expressly provided in this Article. However, the arbitration will be administered by any organization mutually agreed upon by the parties. If the parties are unable to agree upon the organization to administer the arbitration, it will be administered by the AAA. The arbitrators may not amend or disregard any provision of this section.

15.2.6 The expenses of arbitration will be borne by the party against whom the decision is rendered, or apportioned in accordance with the decision of the arbitrators if there is a compromise decision. Judgment upon any award may be entered in any court of competent jurisdiction. All notices from one party to the other relating to any arbitration under this agreement will be in writing and will be effective if given in accordance with Section 15.13 below.

15.3 PROPRIETARY INFORMATION. Each party acknowledges that it may be furnished with or may otherwise receive or have access to information or material which relates to past, present or future products, software, research development, inventions, processes, techniques, designs or technical information and data, marketing plans, and so on, (The "Proprietary Information"). Each party agrees to preserve and protect the confidentiality of the Proprietary Information and all of its physical forms, whether disclosed to the other party before this Agreement is signed or afterward. In addition, a party will not disclose or disseminate the Proprietary Information for its own benefit or for the benefit of any third party. The previously stated obligations do not apply to any information which (1) is publicly known; (2) is given to a party by someone else who is not obligated to maintain confidentiality; or (3) a party had already developed prior to the day this Agreement is signed, as evidenced by documents. Neither party will take or cause to be taken any physical forms of Proprietary Information (nor make copies of same) without the other party's written permission. Within three (3) days after the termination of this Agreement (or any other time at the other party's request), a party will return to the other party all copies of Proprietary Information in tangible form. Despite any other provisions of this Agreement, the requirements of this Section will survive termination of this Agreement.

15.4 INDEPENDENT LICENSOR. Nothing in this Agreement will be deemed to place the parties in the relationship of employer / employee, partners, or joint venturers. Neither party will have any right to obligate or bind the other in any manner, except as provided for in this Agreement. Each party agrees and acknowledges that it will not hold itself out as an authorized agent with the power to bind the other party in any manner. Each party will be responsible for any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes, and other similar taxes or charges with respect to its activities in relation to performance of its obligations under this agreement.

15.5 CUMULATIVE RIGHTS. Any specific right or remedy provided in this Agreement will not be exclusive but will be cumulative upon all other rights and remedies set forth in this section and allowed under applicable law.

15.6 GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware

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applicable to agreements made and fully performed in Delaware by Delaware residents.

15.7 ENTIRE AGREEMENT. The parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior or contemporaneous Agreements or contracts, whether written or oral, entered into between Licensor and Licensee with respect to the matters expressly set forth in this Agreement.

15.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, any one of which will be deemed an original, but all of which will constitute one and the same instrument.

15.9 COMPLIANCE WITH LAW. Both parties agree to comply with all applicable federal, state, and local laws and regulations in performing their duties.

15.10 SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder will remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section will remain in full force and effect.

15.11 NOTICES. All notices, demands or consents required or permitted under this agreement will be in writing and will be delivered or mailed certified return receipt requested to the respective parties at the addresses set forth above or at such other address as such party will specify to the other party in writing. Any notice required or permitted to be given by the provisions of this Agreement will be conclusively deemed to have been received on the day it is delivered to that party by U.S. Mail with acknowledgment of receipt or by any commercial courier providing equivalent acknowledgment of receipt.

     Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and will not be used in construing it.

     We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.


LICENSEE                                 LICENSOR
College Resource Management, Inc.        International Business Consulting, Inc.



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By                                       By
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Title                                    Title
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                                    EXHIBIT A

                            CERTIFICATE OF ACCEPTANCE


     The undersigned Licensee acknowledges that the Program has been found to perform in accordance with the Final Specifications of the Agreement and accepts the Program.


Date:
     ---------------------------------


College Resource Management, Inc.


--------------------------------------
By:
   -----------------------------------
Title:
      --------------------------------

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